                                                                     EXHIBIT 3.4


                               ARTICLES OF MERGER

                                       OF

                             CRAIG MERGER SUB, INC.

                                  WITH AND INTO

                                CRAIG CORPORATION

        THE UNDERSIGNED, as the President of CRAIG CORPORATION, a Nevada corporation (the "Surviving Constituent Entity"), and the President of CRAIG MERGER SUB, INC., a Nevada corporation (the "Merging Constituent Entity"), as and for the purposes of complying with the provisions of Chapter 92A of the Nevada Revised Statutes, and in order to effectuate the merger of the Merging Constituent Entity with and into the Surviving Constituent Entity, hereby certify as follows:

        FIRST: The name of the Merging Constituent Entity is CRAIG MERGER SUB, INC. and its jurisdiction of organization is Nevada.

        SECOND: The name of the Surviving Constituent Entity is CRAIG CORPORATION and its jurisdiction of organization is Nevada.

        THIRD: An agreement and plan of merger (the "Plan of Merger") has been approved and adopted by the respective Boards of Directors of the Merging Constituent Entity and the Surviving Constituent Entity.

        FOURTH: The Plan of Merger was submitted to the stockholders of the Surviving Constituent Entity. The stockholders of the Surviving Constituent Entity holding 3,402,808 shares of such entity's outstanding common stock and 7,058,408 shares of such entity's outstanding Class A common preference stock, together voting as a single class, were entitled to vote on the Plan of Merger. The holders of common stock are entitled to thirty votes per share and the holders of Class A common preference stock are entitled to one vote per share. The stockholders of the Surviving Constituent Entity holding 2,578,270 shares of common stock and 4,171,847 shares of Class A common preference stock, constituting 74.69% of those votes entitled to be cast, voted in favor of the Plan of Merger. The number of votes and percentage cast for the Plan of Merger by the holders of such outstanding common stock and Class A common preference stock, voting as a single class, of the Surviving Constituent Entity was sufficient for approval.

        FIFTH: The Plan of Merger was submitted to the stockholders of the Merging Constituent Entity. The stockholders of the Merging Constituent Entity holding 100 shares of such entity's outstanding common stock were entitled to vote on the Plan of Merger and the stockholders of the Merging Constituent Entity holding 100 shares of such entity's outstanding common stock, constituting 100% of those votes entitled to be cast, voted in favor of the Plan of Merger. The number of votes and percentage cast for the Plan of Merger by the holders of common stock of the Merging Constituent Entity was sufficient for approval.

        SIXTH: A copy of the complete executed Plan of Merger is on file and available for inspection at the place of business of the Surviving Constituent Entity, located at 550 S. Hope Street, Suite 1825, Los Angeles, California 90071, and a copy of the Plan of Merger will be furnished by the

        Surviving Constituent Entity, on request, to any stockholder of either the Surviving Constituent Entity or the Merging Constituent Entity.

        SEVENTH: The Articles of Incorporation of the Surviving Constituent Entity shall not be amended in connection with or as a result of the Merger.

        EIGHTH: Pursuant to Section 92A.240 of the NRS, December 31, 2001 is hereby designated as the effective date of the Merger.



        IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 31st day of December 2001.

THE "SURVIVING CONSTITUENT ENTITY"

CRAIG CORPORATION,
        a Nevada corporation

By:
   --------------------------------
     S. Craig Tompkins, President

THE "MERGING CONSTITUENT ENTITY"

CRAIG MERGER SUB, INC.,
     a Nevada corporation

By:
   --------------------------------
    S. Craig Tompkins, President


                                       2